CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-6 (No. 333-136308) (the “Registration Statement”) of our report dated February 15, 2021 relating to the financial statements of The Northwestern Mutual Life Insurance Company and consent to the use in the Registration Statement of our report dated April 26, 2021 relating to the financial statements of each of the divisions of Northwestern Mutual Variable Life Account II indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

April 26, 2021